UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Oiltanking Partners, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	45-0684578
(State of incorporation or organization)	(IRS Employer Identification No.)
15631 Jacintoport Blvd.
Houston, Texas 77015
(Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-173199
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
INDEX TO EXHIBITS

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of the common units representing limited partner interests in Oiltanking Partners, L.P. (the “Registrant”) is set forth under the captions “Summary—The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Units Eligible for Future Sale” and “Material U.S. Federal Income Tax Consequences” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.		Description

1	—	Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011, as amended (incorporated herein by reference).

2	—	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011).

3	—	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011).

4	—	Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Oiltanking Partners, L.P.

By: OTLP GP, LLC, its general partner

By:	/s/ Carlin G. Conner

Name: Carlin G. Conner
Title: President and Chief Executive Officer
Dated: July 12, 2011

INDEX TO EXHIBITS

Exhibit No.		Description

1	—	Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011, as amended (incorporated herein by reference).

2	—	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011).

3	—	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Appendix A to the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011).

4	—	Specimen Unit Certificate for the Common Units (included as Exhibit A to the First Amended and Restated Agreement of Limited Partnership of the Registrant) (incorporated herein by reference to Appendix A to Registrant’s Registration Statement on Form S-1 (Registration No. 333-173199), initially filed with the Securities and Exchange Commission on March 31, 2011).